Exhibit V - Joint Power of Attorney for SEC filings

CORGI ETF TRUST II

POWER OF ATTORNEY

Adopted November 2, 2025, by the Board of Trustees

ARTICLE I - APPOINTMENT & AUTHORITY

Each undersigned Trustee or Officer of Corgi ETF Trust II (the "Trust") hereby constitutes and appoints the persons identified on Schedule A (each, an "Attorney-in-Fact"), and each of them acting singly, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to:

(a) sign in the undersigned's name and on the undersigned's behalf the Trust's registration statement(s)

(including on Form N-1A or any successor form) and any and all amendments or supplements thereto under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended;

(b) execute, deliver and file with the U.S. Securities and Exchange Commission any related exhibits,

consents, certificates and other instruments or documents in connection therewith; and

(c) perform any and all other acts that such Attorney-in-Fact deems necessary or appropriate to effect the foregoing.

ARTICLE II - COUNTERPARTS; ELECTRONIC SIGNATURES

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Signatures may be manual, electronic or facsimile to the extent permitted by applicable law, including Rule 302 of Regulation S-T.

ARTICLE III - RATIFICATION; EFFECTIVENESS

The undersigned hereby ratify and confirm all lawful acts performed by any Attorney-in-Fact pursuant to this Power of Attorney. This Power of Attorney is effective upon execution by the undersigned and remains in effect until revoked in writing by the undersigned.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the 2nd of

November, 2025.

TRUSTEES

By: /s/ Nicolas S. Laqua

Name: Nicolas S. Laqua

Title: Trustee; Chair

By: /s/ Emily Z. Yuan

Name: Emily Z. Yuan

Title: Trustee

By: /s/ Matthew A. Kiflu

Name: Matthew A. Kiflu

Title: Lead Independent Trustee

By: /s/ Jacob A. Kiflu

Name: Jacob A. Kiflu

Title: Trustee

By: /s/ William P. McCrea

Name: William P. McCrea

Title: Trustee

OFFICERS

By: /s/ Emily Z. Yuan

Name: Emily Z. Yuan

Title: President; Principal Executive Officer; Chief

Compliance Officer, Secretary

By: /s/ Nicolas S. Laqua

Name: Nicolas S. Laqua

Title: Principal Financial Officer; Principal

Accounting Officer (Treasurer)